Exhibit 99.1

PRESS RELEASE

Aspen Provides Update on Actions to Improve Returns and
Reduce Volatility in its Insurance Segment

Announces Preliminary View of Underwriting Results for the Fourth Quarter of 2016

Hamilton, Bermuda, January 30, 2017 - Aspen Insurance Holdings Limited (“Aspen”) (NYSE:AHL) provided an update today on its Insurance segment, and a preliminary view of its underwriting results for the fourth quarter of 2016.

Chris O’Kane, Group Chief Executive Officer, said: “Our new Insurance leadership team has conducted a thorough review of our Insurance portfolio and identified the best opportunities for long-term profitable growth. We expect to see continuing good performance and increased growth in areas such as Professional Lines, U.K. Property and Casualty, Crisis Management, and Surety. We have exited lines where the level of volatility is too high and where the returns are not expected to meet our requirements. The fourth quarter has consequently been negatively impacted by these items but this is not a reflection of the results of the underlying business. Going forward, we expect these actions to drive improved growth and profitability.

“Our business is now on course for its next stage of profitable growth. We are confident in the quality of our book of business and the strength of our balance sheet. Our Insurance and Reinsurance leadership teams are focused and energized about the future and will continue to drive growth and profitability by partnering with clients to provide them with deep underwriting expertise and understanding of their needs and risks.”

In late 2015, the Insurance leadership team commenced a project to improve the loss ratio and reduce volatility in Aspen Insurance’s underwriting performance. As a consequence, Aspen has significantly reduced its appetite for Programs business and Primary Casualty.

The Insurance review also resulted in a restructure of Aspen’s ceded reinsurance arrangements which is expected to reduce volatility and, over time, benefit the expense ratio. In addition, Aspen purchased some run-off reinsurance in the fourth quarter. As a result of these actions, together with loss activity in lines that are being exited or re-positioned, Aspen Insurance is expected to record an underwriting loss of approximately $30 million in the fourth quarter of 2016.

The Reinsurance segment is expected to record underwriting income of approximately $10 million in the fourth quarter of 2016. Results for the quarter reflect an increase of approximately $15 million in catastrophe losses, and an increase of approximately $25 million in energy and property-related losses compared with the fourth quarter of 2015, and one-time commission-related adjustments of approximately $10 million in the fourth quarter of 2016.

In total, the Group expects a loss ratio of approximately 63% and an expense ratio of approximately 44% in the fourth quarter of 2016.

Finally, financial markets were impacted by movements in the yield curve in the fourth quarter of 2016. Consequently, the adverse mark-to-market impact on Aspen’s investment portfolio was approximately $190 million. Aspen expects to record a diluted book value per share of approximately $46.70 as at December 31, 2016.

Aspen will release its full fourth quarter 2016 financial results on Wednesday, February 8, 2017 following the close of the New York Stock Exchange. A conference call to discuss the results will follow at 8:00am (ET) on Thursday, February 9, 2017. The conference call can be accessed through a listen-only dial-in number or through a live webcast. To listen to the conference call, please dial +1 (844) 378 6481 or +1 (412) 542 4176, Conference ID# 10098381. The webcast will be available on Aspen’s website located at www.aspen.co. A telephone replay of the conference call will also be available beginning at approximately 11:00am (ET) on February 9, 2017 until February 23, 2017 by dialing +1 (877) 344 7529 or +1 (412) 317 0088, Conference ID# 10098381.

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About Aspen Insurance Holdings Limited
Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Australia, Bermuda, Canada, France, Germany, Ireland, Singapore, Switzerland, the United Arab Emirates, the United Kingdom and the United States. For the year ended December 31, 2015, Aspen reported $11.0 billion in total assets, $4.9 billion in gross reserves, $3.4 billion in total shareholders’ equity and $3.0 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” by Standard & Poor’s Financial Services LLC, an “A” (“Excellent”) by A.M. Best Company Inc. and an “A2” by Moody’s Investors Service, Inc.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995
This press release contains "forward-looking statements” within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track”, “grow”, “improve”, “increase” and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Aspen believes these factors include, but are not limited to: our ability to successfully implement steps to further optimize the business portfolio, ensure capital efficiency and enhance investment returns; the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made (including economic and political risks) catastrophic or material loss events, than our underwriting, reserving, reinsurance purchasing or investment practices have anticipated; the assumptions and uncertainties underlying reserve levels that may be impacted by future payments for settlements of claims and expenses or by other factors causing adverse or favorable development, including our assumptions on inflation costs associated with long-tail casualty business which could differ materially from actual experience; political and regulatory changes arising from the vote by the

U.K. electorate in favor of a U.K. exit from the European Union; the reliability of, and changes in assumptions to, natural and man-made catastrophe pricing, accumulation and estimated loss models; decreased demand for our insurance or reinsurance products and cyclical changes in the insurance and reinsurance industry; the models we use to assess our exposure to losses from future natural catastrophes contain inherent uncertainties and our actual losses may differ significantly from expectations; our capital models may provide materially different indications than actual results; increased competition from existing insurers and reinsurers and from alternative capital providers and insurance-linked funds and collateralized special purpose insurers on the basis of pricing, capacity, coverage terms, new capital, binding authorities to brokers or other factors and the related demand and supply dynamics as contracts come up for renewal; our ability to execute our business plan to enter new markets, introduce new products and develop new distribution channels, including their integration into our existing operations; our acquisition strategy; changes in market conditions in the agriculture industry, which may vary depending upon demand for agricultural products, weather, commodity prices, natural disasters, and changes in legislation and policies related to agricultural products and producers; termination of, or changes in, the terms of the U.S. Federal Multiple Peril Crop Insurance Program or the U.S. Farm Bill, including modifications to the Standard Reinsurance Agreement put in place by the Risk Management Agency of the U.S. Department of Agriculture; the recent consolidation in the (re)insurance industry; loss of one or more of our senior underwriters or key personnel; changes in our ability to exercise capital management initiatives (including our share repurchase program) or to arrange banking facilities as a result of prevailing market conditions or changes in our financial position; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions, including inflation, deflation, foreign currency exchange rates, interest rates and other factors that could affect our financial results; the risk of a material decline in the value or liquidity of all or parts of our investment portfolio; the risks associated with the management of capital on behalf of investors; evolving issues with respect to interpretation of coverage after major loss events; our ability to adequately model and price the effects of climate cycles and climate change; any intervening legislative or governmental action and changing judicial interpretation and judgments on insurers’ liability to various risks; the risks related to litigation; the effectiveness of our risk management loss limitation methods, including our reinsurance purchasing; changes in the total industry losses, or our share of total industry losses, resulting from past events and, with respect to such events, our reliance on loss reports received from cedants and loss adjustors, our reliance on industry loss estimates and those generated by modeling techniques, changes in rulings on flood damage or other exclusions as a result of prevailing lawsuits and case law; the impact of one or more large losses from events other than natural catastrophes or by an unexpected accumulation of attritional losses and deterioration with loss estimates; the impact of acts of terrorism, acts of war and related legislation; any changes in our reinsurers’ credit quality and the amount and timing of reinsurance recoverables; the continuing and uncertain impact of the current depressed lower growth economic environment in many of the countries in which we operate; our reliance on information and technology and third-party service providers for our operations and systems; the level of inflation in repair costs due to limited availability of labor and materials after catastrophes; a decline in our operating subsidiaries’ ratings with S&P, A.M. Best or Moody’s; the failure of our reinsurers, policyholders, brokers or other intermediaries to honor their payment obligations; our reliance on the assessment and pricing of individual risks by third parties; our dependence on a few brokers for a large portion of our revenues; the persistence of heightened financial risks, including excess sovereign debt, the banking system and the Eurozone crisis; changes in government regulations or tax laws in jurisdictions where we conduct business; changes in accounting principles or policies or in the application of such accounting principles or policies; increased counterparty risk due to the credit impairment of financial institutions; and Aspen or Aspen Bermuda Limited becoming subject to income taxes in the United States or the United Kingdom. For a more detailed description of these uncertainties and other factors, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on February 19, 2016. Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management’s best estimate represents a distribution from our internal capital model for reserving risk based on our then current state of knowledge and explicit and implicit assumptions relating to the incurred pattern of claims, the expected ultimate settlement amount, inflation and dependencies between lines of business. Due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Aspen’s ultimate losses will remain within the stated amount.

For further information:

Please visit www.aspen.co or contact:

Investors
Mark Jones, Senior Vice President, Investor Relations, Aspen
mark.p.jones@aspen.co
+1 (646) 289 4945

Media
Steve Colton, Head of Group Communications, Aspen
Steve.colton@aspen.co
+44 20 7184 8337

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